Exhibit 10.1

EXECUTION VERSION
FIRST AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT
This First Amendment to Amended and Restated Credit Agreement (this “First Amendment”) is dated this 28th day of October, 2015, by and among ERIE INDEMNITY COMPANY, a Pennsylvania corporation (the “Borrower”), the LENDERS party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders, and the Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of October 25, 2013, by and among the Borrower, the Lenders party thereto and the Administrative Agent (as may be amended, modified, supplemented, extended, renewed or restated from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower desires to amend certain provisions of the Credit Agreement, and the Lenders and the Administrative Agent agree to permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.    All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement unless the context herein clearly indicates otherwise.
2.    Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and replacing them with the following:
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

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“Indebtedness” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii)  reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) obligations under any currency swap agreement, equity hedge agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, in each case to the extent such agreements or devices are required to be reflected as a liability on the balance sheet of the Borrower, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than forty-five (45) days past due), or (vi) any Guarantee of Indebtedness for borrowed money.
“Interest Rate Hedge” means foreign exchange agreements, currency swap agreements, interest rate exchange, equity hedge agreements, collar, cap, swap (including, but not limited to, a Swap), adjustable strike cap, adjustable strike corridor agreements or similar hedging agreements entered into by the Borrower or its Subsidiaries in the ordinary course of business and not for speculative purposes.
“Issuing Bank” means PNC Bank, National Association in its capacity as the issuer of Letters of Credit hereunder, and its respective successors in such capacity as provided in Section 2.04(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the

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Administrative Agent in its reasonable discretion (in each case, the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. If the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Maturity Date” means November 3, 2020.
3.    The definition of “Collateral Account” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference therein to “EIRF 2221052” and replacing such reference with “791841”.
4.    Section 6.01 of the Credit Agreement is hereby amended in its entirety to read as follows:
6.01 Indebtedness.    The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(a)    Indebtedness under the Loan Documents;

(b)    Existing Indebtedness as set forth on Schedule 6.01 (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 6.01);

(c)    Any Lender Provided Interest Rate Hedge; provided, however, the Borrower and its Subsidiaries shall enter into a Lender Provided Interest Rate Hedge only for hedging (rather than speculative) purposes;

(d)    Interest Rate Hedges, other than a Lender Provided Interest Rate Hedge; provided, however, the Borrower and its Subsidiaries shall enter into such an Interest Rate Hedge only for hedging (rather than speculative) purposes;

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(e)    Indebtedness incurred in connection with the acquisition of real property and/or construction of improvements thereon in an amount not to exceed Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00); (it being understood that such amount shall be inclusive of amounts owing by Erie Insurance Exchange in respect of such transaction);

(f)    Indebtedness secured by Liens permitted by Section 6.02(i), and extensions, renewals and refinancings thereof; and

(g)    Any other Indebtedness not exceeding an aggregate principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00).

5.    Section 6.02 of the Credit Agreement is hereby amended by deleting clauses (i) and (j) and in their stead inserting the following:
(i)    Liens on any property securing Indebtedness incurred for the purpose of financing all or any part of property and attaching only to such property, including in connection with Indebtedness permitted by clause (e) of Section 6.01;
(j)    Liens on assets (other than the Collateral or any Subsidiary Equity Interests) securing Indebtedness permitted by clause (d) of Section 6.01;
(k)    Liens on assets (other than the Collateral or any Subsidiary Equity Interests) not included in clause (j) of this Section 6.02 provided the amount of outstanding Indebtedness and other obligations secured thereby does not exceed Thirty-Five Million and 00/100 Dollars ($35,000,000.00) at any time.
6.    Section 6.03 of the Credit Agreement is hereby amended in its entirety to read as follows:
6.03 Guarantees. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guarantee, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person in an aggregate amount in excess of Fifty Million and 00/100 Dollars ($50,000,000.00), except for a Guarantee (x) of Indebtedness of the Borrower permitted hereunder and (y) of payments pursuant to capital leases and operating leases for real property not prohibited by the terms hereof.

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7.    Section 6.04(b) of the Credit Agreement is hereby amended in its entirety to read as follows:
(b) Investments maintained in the Borrower’s investment portfolio in the ordinary course of business (including Interest Rate Hedges and Investments in Subsidiaries and Joint Ventures, either directly or by way of purchase of another Person’s interest in such Subsidiary or Joint Venture, which shall be deemed to be in the ordinary course of business), and in each case in compliance with applicable Law;
8.    The provisions of Sections 2 through 7 of this First Amendment shall not become effective until the Administrative Agent shall have received (such date, the “First Amendment Closing Date”):
(a)     this First Amendment, duly executed by the Borrower, the Lenders and the Administrative Agent;
(b)     a certificate of the Borrower signed by an Authorized Officer, dated the First Amendment Closing Date, stating that (i) all representations and warranties of the Borrower made in the Loan Documents are true in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification), on and as of the First Amendment Closing Date or, in the case of a representation or warranty stated to be made as of an earlier date, such earlier date, (ii) no Event of Default or Default exists and (iii) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent pursuant to Section 5.13(b) of the Credit Agreement;
(c)     a certificate dated the First Amendment Closing Date and signed by an Authorized Officer, certifying as to: (i) all action taken by the Borrower in connection with this First Amendment and the transactions contemplated herein; (ii) either (x) the names of the Authorized Officers authorized to sign this First Amendment and their true signatures or (y) the same Authorized Officers authorized to sign the Loan Documents on the Closing Date are authorized to execute this First Amendment; and (iii) no changes have occurred to the organizational documents of the Borrower delivered to the Administrative Agreement in connection with the execution and delivery of the Credit Agreement on the Closing Date;
(d)     a good standing certificate for the Borrower, dated not more than sixty (60) days prior to the First Amendment Closing Date, issued by the Secretary of State or other appropriate official of the Borrower’s jurisdiction of formation;
(e)    a Valuation Statement as to the value of the Collateral, calculated as of the last Business Day immediately preceding the First Amendment Closing Date;
(f)     a Compliance Certificate in respect of the fiscal quarter ended June 30, 2015 prepared in accordance with Section 5.13(c) of the Credit Agreement;

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(g)     all material consents, if any, required to effectuate the transactions contemplated hereby;
(h)     the Borrower shall have paid all fees and expenses required to be paid in connection with this First Amendment; and
(i)     such other documents in connection with the transactions contemplated hereby as the Administrative Agent or said counsel may reasonably request.
9.    The Borrower represents and warrants to the Administrative Agent and the Lenders that:
(a)     all representations and warranties made by it under the Loan Documents are true, correct and complete in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification), on and as of the First Amendment Closing Date or, in the case of a representation or warranty stated to be made as of an earlier date, such earlier date;
(b)     the Credit Agreement, as amended hereby, and the other Loan Documents to which the Borrower is a party are, and shall continue to be, in full force and effect; and
(c)     on and as of the date hereof, no Event of Default exists immediately prior to or after giving effect to the amendments contemplated hereby.
10.    On the First Amendment Closing Date, the Borrower hereby reaffirms (x) its grant of a security interest and lien on all of the Collateral in favor of the Administrative Agent, subject to no other Liens (other than Permitted Liens) and (y) its Obligations under the Credit Agreement, as amended by this First Amendment, and the other Loan Documents to which it is a party.
11.    The Borrower represents and warrants to the Administrative Agent and each of the Lenders as follows: (a) the Borrower has the full power to enter into, execute, deliver and carry out this First Amendment and all such actions have been duly authorized by all necessary proceedings on its part, (b) neither the execution and delivery of this First Amendment by the Borrower nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof by it will conflict with, constitute a default under or result in any breach of (x) the terms and conditions of its certificate or articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (y) any material Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which it is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower, and (c) this First Amendment has been duly and validly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability of this First Amendment may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of

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creditors’ rights generally or limiting the right of specific performance and general concepts of equity.
12.    From and after the date hereof, each reference to the Credit Agreement that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
13.    The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This First Amendment amends the Credit Agreement and is not a novation thereof.
14.    This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.
15.    This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or relating to this First Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
ERIE INDEMNITY COMPANY
By: _/s/ Robert W. McNutt_______________
Name: Robert W. McNutt
Title: Vice President & Treasurer

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JPMORGAN CHASE BANK, individually and as Administrative Agent
By: _/s/ Danielle D. Babine______________ _
Name: Danielle D. Babine
Title: Vice President

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PNC BANK, NATIONAL ASSOCIATION
By: _/s/ James F. Stevenson_______________
Name: James F. Stevenson
Title: Senior Vice President

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